Exhibit 10.1

NINTH AMENDMENT TO  CREDIT AGREEMENT

This Ninth Amendment to Credit Agreement (this “Ninth Amendment”) is made as of July 18, 2008, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Sandwich” and, collectively with OLLC, Global, Glen Hes and Montello, the “Borrowers” and each a “Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), GLOBAL GP LLC, a Delaware limited liability company (the “GP” and, collectively with the MLP, the “Initial Guarantors and each individually, an “Initial Guarantor”), each “Lender” (as such term is defined in the Credit Agreement referred to below) (collectively, the “Lenders” and each individually, a “Lender”) party hereto  and Bank of America, N.A. as Administrative Agent and L/C Issuer (as each such term is defined in the Credit Agreement), amending certain provisions of that certain Credit Agreement dated as of October 4, 2005 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the Initial Guarantors, the Lenders, the Administrative Agent and the L/C Issuer.  Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the L/C Issuer desire to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Amendment to Section 1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended as follow:

(a)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Seasonal Overline Period” and “Initial WC Revolver Total Commitment” in their entirety and restating each as follows:

“Seasonal Overline Period” means the ten month consecutive period of September 1 through June 30 of each calendar year.

“Total WC Revolver Total Commitment” means the Total WC Revolver Commitment as in effect on July 18, 2008, as the same may be reduced in accordance with the terms hereof.  On July 18, 2008, the Initial WC Revolver Total Commitment is $550,000,000.

(b)           Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Applicable Fee Margin” means, at any time, in respect of the WC Revolver Loans, the Acquisition Loans, and the Revolver Loans, (a) from July 18, 2008 to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.2(b) for the fiscal quarter ending June 30, 2008, the applicable fee per annum set forth below under Pricing Level 2; and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Combined Interest Coverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(b):

	Applicable Fee Margin
Pricing Level	Combined Interest Coverage Ratio	Commitment Fee (in basis points)
1	Greater than or equal to 2.50:1.00	30.00
2	Less than 2.50:1.00 but greater than or equal to 2.00:1.00	37.50
3	Less than 2.00:1.00	37.50

Any increase or decrease in the Applicable Fee Margin resulting from a change in the Combined Interest Coverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Margin for any period shall be subject to the provisions of Section 2.9 (b).

“Applicable Margin” means in respect of the WC Revolver Loans, the Acquisition Loans and the Revolver Loans, (a) from July 18, 2008 to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.2(b) for the fiscal quarter ending June 30, 2008, the applicable percentage per annum set forth below under Pricing Level 2, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Combined Interest Coverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(b):

	Applicable Margin (in basis points)
Pricing Level	Combined Interest Coverage Ratio	Base Rate Loans (for all Loans)	WC Revolver Loans which are Eurodollar Rate Loans and Letters of Credit	Cost of Funds Rate Loans (for all Loans)	Acquisition Loans and Revolver Loans which are Eurodollar Rate Loans
1	Greater than or equal to 2.50:1.00	75	175	175	225
2	Less than 2.50:1.00 but greater than or equal to 2.00:1.00	100	200	200	250
3	Less than 2:00:1.00	125	225	225	275

Any increase or decrease in the Applicable Margin resulting from a change in the Combined Interest Coverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 3 shall apply in respect of all the Loans as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.9(b).

“Seasonal Overline Extension Period” has the meaning set forth in Section 2.1(a)(v) hereof.

§2.  Amendment to Section 2 of the Credit Agreement.  Section 2 of the Credit Agreement is hereby amended as follows:

(a)           Section 2.1(a) of the Credit Agreement is hereby amended by inserting at the end of the text of Section 2.1(a)(iv) the following new subparagraph (v):

(v)           Notwithstanding anything to the contrary contained in Sections 2.1(a)(ii) and (iii) hereof, on or prior to 10:00 a.m. on July 18, 2008 the Borrowers may make a written request to the Administrative Agent and the Lenders requesting that the Seasonal Overline Period which ended on June 30, 2008 be reinstated for the period of July 21, 2008 through August 31, 2008 (the “Seasonal Overline Extension Period”), provided, to the extent such request is approved in accordance with the terms hereof and the Borrowers desire to increase the Total WC Revolver Commitment during this Seasonal Overline Extension Period as contemplated by Sections 2.1(a)(ii) and (iii), the Borrowers shall provide to the Administrative Agent a subsequent written notice stating the amount of the increase in the Total WC Revolver Commitment being requested at such time and the provisions of Sections 2.1(a)(ii) and (iii) shall apply in all respects (including, without limitation, the need to provide such notice one (1) Business Day prior to such increase being effective).  Each Lender with a WC Revolver Commitment and which has a commitment to lend its Applicable Percentage of the Facility Increase Amount and Incremental Facility Increase Amount during the Seasonal Overline Period shall provide the Administrative Agent with written notice by not later than noon (Boston time) on July 21, 2008 as to whether such Lender consents to lending its Applicable Percentage of the Facility Increase Amount and Incremental Facility Increase Amount that may be requested during the Seasonal Overline Extension Period.  Any Lender which does not consent to fund its Applicable Percentage of the Facility Increase Amount and Incremental Facility Increase Amount during the Seasonal Overline Extension Period shall have no obligation to fund any portion of the Facility Increase Amount and Incremental Facility Increase Amount which may be requested during the Seasonal Overline Extension Period, and any Lender which consents to lending its Applicable Percentage of the Facility Increase Amount and Incremental Facility Increase Amount which may be requested during the Seasonal Overline Extension Period shall be obligated, subject to the terms and conditions of this Credit Agreement, to fund its Applicable Percentage thereof in accordance with the terms of this Credit Agreement.  Schedule 2.1 to the Credit Agreement shall be modified on July 21, 2008 to give effect to any changes thereto as a result of any Lender agreeing to reinstate its Applicable Percentage of the Facility Increase Amount and Incremental Facility Increase Amount being requested during the Seasonal Overline Extension Period as a result of this Section 2.1(a)(v) and the Administrative Agent shall provide to the Borrowers and each Lender a copy of such updated Schedule 2.1.  In addition, to the extent the Borrowers subsequently request an increase in the Total WC Revolver Commitment during the Seasonal Overline Extension Period, at the time of the effectivness thereof the Lenders shall make reallocations of the outstanding WC Revolver Loans among themselves to give effect to the new Total WC Revolver Commitment and the Applicable Percentages thereof.  On September 1, 2008, Schedule 2.1 to the Credit Agreement shall be further modified, if applicable, to give effect to any changes thereto as a result of the Seasonal Overline Extension Period having terminated, the Lenders shall make reallocations of the outstanding WC Revolver Loans among themselves to give effect to any reallocations and the Administrative Agent shall provide to the Borrowers and each Lender a copy of such updated Schedule 2.1.

(b)           Section 2.7 of the Credit Agreement is hereby amended by deleting Sections 2.7(a), 2.7(b) and 2.7(c) in their entirety and restating them as follows:

(a)           WC Revolver Loans.  Subject to the provisions of subsection (d) below, (i) each WC Revolver Loan which is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin for WC Revolver Loans; (ii) each WC Revolver Loan which is a Cost of Funds Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Cost of Funds Rate for such Interest Period plus the Applicable Margin for WC Revolver Loans; and (iii) each WC Revolver Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for WC Revolver Loans.

(b)           Acquisition Loans.  Subject to the provisions of subsection (d) below, (i) each Acquisition Loan which is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin for Acquisition Loans; (ii) each Acquisition Loan which is a Cost of Funds Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Cost of Funds Rate for such Interest Period plus the Applicable Margin for Acquisition Loans; and (iii) each Acquisition Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus  the Applicable Margin for Acquisition Loans.

(c)           Revolver Loans.  Subject to the provisions of subsection (d) below, (i) each Revolver Loan which is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin for Revolver Loans; (ii) each Revolver Loan which is a Cost of Funds Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Cost of Funds Rate for such Interest Period plus the Applicable Margin for Revolver Loans; and (iii) each Revolver Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolver Loans.

(c)           Section 2.8(a) of the Credit Agreement is hereby amended by deleting Section 2.8(a) in its entirety and restating it as follows:

(a)           Commitment Fee.  The Borrowers jointly and severally shall pay to the Administrative Agent (i) in connection with the WC Revolver Loans, for the account of each Lender in accordance with its Applicable Percentage of the Total WC Revolver Commitment, a commitment fee equal to Applicable Fee Margin for WC Revolver Loans on the average amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Total WC Revolver Commitment as in effect on such date minus the Outstanding Amount of L/C Obligations exceeds the Total WC Revolver Outstandings during such calendar month; (ii) in connection with the Acquisition Loans, for the account of each Lender in accordance with its Applicable Percentage of the Total Acquisition Commitment, a commitment fee equal to the Applicable Fee Margin for Acquisition Loans per annum on the average amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Total Acquisition Commitment as in effect on such date exceeds the Total Acquisition Outstandings during such calendar month; and (iii) in connection with the Revolver Loans, for the account of each Lender in accordance with its Application Percentage of the Total Revolver Commitment, a commitment fee equal to the Applicable Fee Margin for Revolver Loans per annum on the average amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Total Revolver commitment as in effect on such date exceeds the Total Revolver Outstandings during such calendar month.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the last Business Day of each calendar month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

(d)           Section 2.8(c) of the Credit Agreement is hereby amended by deleting Section 2.8(c) in its entirety and restating it as follows:

(c)           Seasonal Overline Fee.  Except for any increases during the Seasonal Overline Extension Period, to the extent the Borrowers elect to increase the Total WC Revolver Commitment pursuant to Section 2.1(a)(ii) hereof during any Seasonal Overline Period, on each Facility Increase Date, the Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage of the Total WC Revolver Commitment, an increase fee in the amount of $30,000.  In addition, except for any increases during the Seasonal Overline Extension Period, to the extent the Borrowers elect to increase the Total WC Revolver Commitment pursuant to Section 2.1(a)(iii) hereof during any Seasonal Overline Period, on each Incremental Facility Increase Date, the Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage of the Total WC Revolver Commitment, an increase fee in the amount of $30,000.  Notwithstanding anything to the contrary contained in this Section 2.8(c), if the Borrowers elect to increase the Total WC Revolver commitment pursuant to Sections 2.1(a)(ii) and 2.1(a)(iii) on the same day, on the applicable increase date, the Borrowers shall only be obligated to pay one increase fee of $30,000.

(e)           Section 2.9 of the Credit Agreement is hereby amended by deleting Section 2.9 in its entirety and restating it as follows:

2.9          Computation of Interest and Fees; Retroactive Adjustment of Applicable Margin.  (a)  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11, bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)           If, as a result of any restatement of or other adjustment to the financial statements of any Loan Party or for any other reason, a Loan Party determines that (i) the Combined Interest Coverage Ratio as calculated by a Loan Party as of any applicable date was inaccurate and (ii) a proper calculation of the Combined Interest Coverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.3(c)(iii), 2.3(i) or 2.8(d) or under Article VIII.  The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

(e)           Section 2.13(a) of the Credit Agreement is hereby amended by deleting the first sentence of Section 2.13(a) in its entirety and restating it as follows:  “Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time on or after July 18, 2008 request an increase in the Total Acquisition Commitment and/or the Total WC Revolver Commitment by an amount (for all such requests) not to exceed $50,000,000 in the case of the

Total Acquisition Commitment and $200,000,000 in the case of the Total WC Revolver Commitment; provided that any such request for an increase shall be in a minimum amount of $5,000,000.”

§3.  Amendment to Section 7 of the Credit Agreement.  Section 7 of the Credit Agreement is hereby amended as follows:

(a)           Section 7.13 of the Credit Agreement is hereby amended by deleting the words “not more than 1,000,000 barrels of petroleum product” which appear in Section 7.13 and substituting in place thereof the words “not more than 500,000 barrels of petroleum product”.

(b)           Section 7.18(b) of the Credit Agreement is hereby amended by deleting Section 7.18(b) in its entirety and restating it as follows:

(b)           Minimum EBITDA.  Permit Combined EBITDA as at the end of the June 30, 2008 fiscal quarter and each fiscal quarter ending thereafter to be less than $30,000,000 for the Reference Period ended on such fiscal quarter end date.

(c)           Section 7.18(c) of the Credit Agreement is hereby amended by deleting Section 7.18(c) in its entirety and restating it as follows:

(c)           Combined Interest Coverage Ratio.  Permit the Combined Interest Coverage Ratio as of the end of any fiscal quarter to be less than (i) 1.75:1.00 for the fiscal quarters ending June 30, 2008, September 30, 2008 and December 31, 2008 and (ii) 2.00:1.00 for the fiscal quarter ending March 31, 2009 and each fiscal quarter thereafter.

§4.   Conditions to Effectiveness.This Ninth Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)           a fully-executed original counterparts of this Ninth Amendment executed by the Loan Parties, the Administrative Agent and the required Lenders; and

(b)           payment to the Administrative Agent for the respective accounts of the Lenders which consent to this Ninth Amendment by not later than July 18, 2008 of an amendment fee equal to 15 basis points on the amount of each such consenting Lender’s WC Revolver Commitment, Acquisition Commitment and Revolver Commitment.

§5.          Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article V of the Credit Agreement except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this §5, the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Ninth Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§6.          Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Ninth Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§7.          No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer or the Lenders consequent thereon.

§8.          Counterparts.  This Ninth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§9.          Severability.  If any provision of this Ninth Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Ninth Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

§10.        Governing Law.  THIS NINTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title:	Chief Financial Officer &
Chief Operating Officer

GLOBAL COMPANIES LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title:	Chief Financial Officer &
Chief Operating Officer

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Thomas J. Hollister
Title:	Chief Financial Officer &
Chief Operating Officer

GLEN HES CORP.

By:	/s/ Thomas J. Hollister
Title:	Chief Financial Officer &
Chief Operating Officer

CHELSEA SANDWICH LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title:	Chief Financial Officer &
Chief Operating Officer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Henry Pennell
Title: Vice President

BANK OF AMERICA, N.A., as
a Lender and L/C Issuer

By:	/s/ Christen A. Lacey
Christen A. Lacey, Principal

STANDARD CHARTERED BANK, as
a Lender

By:	/s/ Patricia Doyle
Title:	Director
Commodity Corporate - Traders

By:	/s/ Andrew Y. Ng
Title: Director

JPMORGAN CHASE BANK, N.A., as
a Lender

By:	/s/ John M. Hariaczyi
Title: Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Chung-Taek Oh
Title: Vice President

By:	/s/ Barbara Paulsen
Title: Managing Director

RBS CITIZENS,
NATIONAL ASSOCIATION
as a Lender

By:	/s/ Marina Grassi
Title: Senior Vice President

SOVEREIGN BANK, as a Lender

By:	/s/ Robert Lanigan
Title: Senior Vice President

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Kimberly Oates
Title: Director

By:	/s/ Matthew L Rosetti
Title: Vice President

WEBSTER BANK NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Carol Carver
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Keven D. Smith
Title: Senior Vice President

TD BANK, N.A.,
(f/k/a TD BankNorth, N.A.)
as a Lender

By:	/s/ Charles Walker
Name: Charles A. Walker
Title: Senior Vice President

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ M.W. Sweeney
Title: Vice President

WACHOVIA BANK,
NATIONAL ASSOCIATION
as a Lender

By:	/s/ D.M. Grondin
Title: Senior Vice President

CALYON NEW YORK BRANCH
as a Lender

By:	/s/ Zali Win
Title: Managing Director

By:	/s/ Olivier Audemard
Title: Managing Director

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing Ninth Amendment as of July 18, 2008, and agrees that the Guaranty dated as of October 4, 2005 (as amended and in effect from time to time, the “Guaranty”) from each of the undersigned Guarantors remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, the Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title:	Chief Financial Officer &
Chief Operating Officer

GLOBAL GP LLC

By:	/s/ Thomas J. Hollister
Title:	Chief Financial Officer &
Chief Operating Officer